EXHIBIT 11

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                  Income from Continuing Operations
                                -----------------------------------------
                                Three Months Ended    Six Months Ended
                                     June 30,             June 30,
                                -------------------   -------------------
                                  1995       1994       1995      1994
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F3> Equivalent Share (a):
---------------------------
Reported Income                 $ 5,305    $ 4,426    $10,690   $ 7,665
                                ========   ========   ========   =======
Average number of shares
  used to compute earnings
  per common share                9,869      9,847      9,866     9,836

Effect of unexercised
  stock options                      42         64         38        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,911      9,911      9,904     9,898
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.54    $  0.45    $  1.08   $  0.77
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F3> Full Dilution (a):
---------------------------
Reported Income                 $ 5,305    $ 4,426    $10,690   $ 7,665
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,869      9,847      9,866     9,836

Effect of unexercised
  stock options                      68         78         68        78
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,937      9,925      9,934     9,914
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.53    $  0.45    $  1.08   $  0.77
                                ========   ========   ========  ========
-------------------
<F3>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 1
                               Page 16 of 17
                                                                EXHIBIT 11
                                                               (continued)
                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                                Net Income
                                -----------------------------------------
                                 Three Months Ended    Six Months Ended
                                      June 30,             June 30,
                                --------------------  ------------------
                                  1995       1994       1995      1994
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F4> Equivalent Share (a):
---------------------------
Reported Income                 $ 5,305    $ 8,017    $11,591   $13,694
                                ========    ========  ========  ========
Average number of shares
  used to compute earnings
  per common share                9,869      9,847      9,866     9,836

Effect of unexercised
  stock options                      42         64         38        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,911      9,911      9,904     9,898
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.54    $  0.81    $  1.17   $  1.38
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F4> Full Dilution (a):
---------------------------
Reported Income                 $ 5,305    $ 8,017    $11,591   $13,694
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,869      9,847      9,866     9,836

Effect of unexercised
  stock options                      68         78         68        78
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,937      9,925      9,934     9,914
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.53    $  0.81    $  1.17   $  1.38
                                ========   ========   ========  ========
--------------------
<F4>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 2
                               Page 17 of 17